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                                                                    Exhibit 10.4
                                                                     Page 1 of 4

                          SEVERANCE BENEFITS AGREEMENT


     AGREEMENT, dated as of May 13, 1999, by and among BRADLEY OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership, ("BOLP"), BRADLEY REAL ESTATE, INC., a Maryland corporation ("Bradley"), and ______________________, ("Executive").

     WHEREAS, Bradley, BOLP and/or their subsidiaries and affiliates, including entities in which Bradley or BOLP own a majority of any non-voting stock (collectively, the "Company"), have employed, or may employ in the future, the Executive as an employee of the Company to perform certain services to the Company upon terms and conditions upon which the Company and the Executive have previously agreed, or may in the future agree (the "Services");

     WHEREAS, the Company recognizes that the Executive's contributions to the past and future growth of the Company have been and will be substantial; and

     WHEREAS, to induce the Executive to remain in the employ of the Company, the parties hereto desire to set forth certain severance benefits which BOLP will pay to the Executive in the event of a termination of the employment of the Executive under certain circumstances following a Change in Control of Bradley (as defined in Section 2 hereof).

     IT IS AGREED:

     1. TERM. This Agreement shall commence on the date hereof and shall terminate upon the earliest of (a) the date on which BOLP and Bradley have satisfied all of their obligations hereunder, or (b) subject to the Employee's rights under Section 4(e) hereof, the date on which the Executive is no longer an employee of the Company for any reason whatsoever including, without limitation, termination without cause or (c) the date which is 12 months after the date of a Change in Control of Bradley. Notwithstanding the termination of this Agreement subsequent to a Change in Control of Bradley, in the event that the Executive is an employee of the Company at the moment immediately prior to a Change in Control of Bradley, the Executive shall be entitled to receive all benefits described hereunder as a result of a Termination Event described in
Section 3 and the provisions hereof related thereto shall survive such termination.

     2. CHANGE IN CONTROL OF BRADLEY. For purposes of this Agreement, a "Change in Control of Bradley" shall be deemed to occur if:

     (a) There shall have occurred a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date hereof, whether or not Bradley is then subject to such reporting requirement, provided, however, that there shall not be deemed to be a Change in Control of Bradley if immediately prior to the occurrence of what would otherwise be a Change in Control of Bradley (i) the Executive is the other party to the transaction (a "Control of Bradley Event") that would otherwise result in a Change in Control of Bradley or (ii) the Executive is an Executive officer, trustee, or director or more than 5% equity holder of the other party to a Control of Bradley Event or of any entity, directly or indirectly, controlling such other party;

     (b) Bradley merges or consolidates with, or sells all or substantially all of its assets to, another company, corporation or other entity (each, a "Transaction"), provided, however, that a Transaction shall not be deemed to result in a Change in Control of Bradley if (i) immediately prior thereto the circumstances in (a) (i) or (a) (ii) above exist, or (ii) (A) the stockholders of Bradley, immediately before such Transaction own, directly or indirectly, immediately following such Transaction in excess of fifty percent (50%) of the combined voting power of the outstanding voting securities of the company or other entity resulting from such Transaction (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities of Bradley immediately before such Transaction and (B) the individuals who were members of Bradley's Board of Directors immediately prior to the execution of the agreement providing for such Transaction constitute at least a majority of the members of the board of directors or the board of trustees, as the case may be, of the Surviving Corporation, or of a company or other entity beneficially directly or indirectly owning a majority of the outstanding voting securities of the Surviving Corporation; or

     (c) Bradley acquires assets of another company or entity or a subsidiary of Bradley merges or consolidates with another company or entity (each, an "Other Transaction") and (i) the stockholders of Bradley, immediately before such Other Transaction own, directly or indirectly, immediately following such Other Transaction 50% or less of the combined voting power of the outstanding voting securities of the company or other entity resulting from such Other Transaction (the "Other Surviving Corporation") in substantially the same proportion as their ownership of the voting securities of Bradley immediately before such Other Transaction or (ii) the individuals who were members of Bradley's Board of Directors immediately prior to the execution of the agreement providing for such Other


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                                                                    Exhibit 10.4
                                                                     Page 2 of 4

Transaction constitute less than a majority of the members of the board of directors or the board of trustees, as the case may be, of the Other Surviving Corporation, or of a company or other entity beneficially directly or indirectly owning a majority of the outstanding voting securities of the Other Surviving Corporation, provided, however, that an Other Transaction shall not be deemed to result in a Change in Control of Bradley if immediately prior thereto the circumstances in (a) (i) or (a) (ii) above exist.

     3. TERMINATION EVENT. The Executive shall be entitled to receive compensation from BOLP in the amount determined pursuant to the following
Section 4 if the employment of the Executive by the Company is terminated within the 12 months following the date of the Change in Control of Bradley for any of the following reasons (a "Termination Event"):

     (a) Termination by the Company other than for cause ("cause" being defined as (i) conduct by the Executive constituting a material act of willful misconduct in connection with the performance of his duties, including without limitation misappropriation of funds or property or opportunities of the Company other than the occasional, customary and de minimus use of Company property for personal purposes, (ii) conviction of the Executive for a felony or misdemeanor involving moral turpitude, or (iii) continued, deliberate non-performance by the Executive of the duties incident to his position (other than by reason of Executive's physical or mental illness, incapacity or disability) and such non-performance has continued for more than thirty (30) days following written notice of such non-performance from the chief executive officer of the Company or other officer to whom the Executive usually reports); or

     (b) Termination by the Executive following either (i) the Company's notification to the Executive of a reduction in the annual base compensation below that in effect with respect to the calendar year immediately prior to the year in which the Change in Control of Bradley occurs (the "Prior Year") and failure to assure the Executive that his bonus, when added to his base compensation for each of the calendar years in which the Change in Control of Bradley occurs and for the following calendar year, will be at least the amount of his Annual Compensation for the Prior Year, or (ii) the Company's reassignment of the Executive to either (A) a location more than 50 miles from the place of work of the Executive or (B) a position that does not have the same or greater authority and responsibility as the position held by the Executive immediately prior to the Change in Control of Bradley.

     4. COMPENSATION UPON TERMINATION EVENT. Upon the occurrence of a Termination Event, the Executive shall be entitled to receive the compensation and benefits set forth below:

     (a) BOLP shall pay to the Executive, not later than the date of any Termination Event, unless otherwise agreed to in writing, a lump sum severance payment (the "Severance Payment") equal to two times the Base Amount (as defined below). For purposes of this Section 4(a), the Base Amount shall mean the Executive's Annual Compensation during the Prior Year preceding the calendar year in which the Change in Control of Bradley occurs. For purposes of determining Annual Compensation in the preceding sentence, there shall be included (i) all base salary and cash bonuses paid or payable to the Executive by the Company with respect to the Prior Year and (ii) the fair market value of any stock issued to the Executive under Bradley's Stock Option and Incentive Plan with respect to such Prior Year provided, however, that there shall not be included in Annual Compensation for any year any value attributable to stock options granted to the Executive in that year or any value attributable to stock issued pursuant to the exercise of any stock option granted in any prior year, and provided, further, that there shall not be included in Annual Compensation for the calendar year 1998 any amount paid in 1998 that was a part of the "Management Adjustment Award" with respect to 1996 or 1997 described on page 6 of Bradley's Proxy Statement for its 1999 Annual meeting of Stockholders.

     (b) Bradley and BOLP shall cause the Company to maintain in full force and effect for the Executive's continued benefit, for a period of 12 months following the Termination Event, all life, accident, medical and dental insurance benefit plans and programs or arrangements in which the Executive was entitled to participate immediately prior to the date of the Change in Control of Bradley; provided that the Executive's continued participation is possible under the general terms and provisions of such plans and programs; and provided, further, that in the event that the Executive becomes employed on a full-time basis by any other employer during such period, then upon the date of such employment the Executive shall no longer be entitled to any of the accident, medical or dental insurance benefits described in the preceding clause. Subject to the preceding sentence, in the event that the Executive's participation in any such plan or program is barred, Bradley and BOLP shall arrange to cause the Company to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such plans and programs. Subject to the first sentence of this subsection, at the end of the period of coverage, the Executive shall have the option to have assigned to him at no cost to the Executive and with no apportionment of prepaid premiums, any assignable insurance policy owned by the Company and relating specifically to the Executive.

     (c) All options to purchase Shares now or hereafter granted to the Executive shall vest on the day immediately prior to the date of the Termination Event and become fully exercisable in accordance with their terms.

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                                                                    Exhibit 10.4
                                                                     Page 3 of 4

     (d) The Executive shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 4 be reduced by any compensation earned by him as the result of employment by another employer or by retirement benefits after the date of termination, or otherwise, except as specifically provided in this Section 4.

     5. GROSS UP PAYMENT. Regardless of whether Section 4 hereof is applicable, if, in the opinion of tax counsel selected by the Executive and reasonably acceptable to the Company, the Executive has or will receive any compensation or recognize any income (whether or not pursuant to this Agreement or any plan or other arrangement of the Company which constitutes an "excess parachute payment" within the meaning of Section 280G(b) (1) of the Internal Revenue Code of 1986, as amended (the "Code") (or for which a tax is otherwise payable under Section 4999 of the Code), BOLP shall pay the Executive an additional amount (the "Gross Up Payment") equal to the sum of (a) all taxes payable by the Executive under
Section 4999 of the Code with respect to all such excess parachute payments (or otherwise), including without limitation the Gross Up Payment, plus (b) all federal, state and local income taxes payable by Executive with respect to the Gross Up Payment. The amounts payable pursuant to this Section 5 shall be paid by BOLP to the Executive not later than the date of the Termination Event or as soon thereafter as the same is calculated, but at such time or times as to eliminate the need for the Executive to pay any such taxes or installment thereof from funds not paid or advanced by BOLP, unless otherwise agreed to in writing.

     6. EXPENSES. BOLP shall pay or reimburse the Executive, as the case may be, for all properly documented, reasonable legal fees and related expenses (including the costs of experts, evidence and counsel) paid by the Executive as a result of (a) the Executive seeking to obtain or enforce any right or benefit provided by this Agreement, or (b) any action taken by the Company against the Executive in enforcing its rights hereunder; provided, however, that BOLP shall reimburse the legal fees and related expenses described in this Section 6 only if and when a final judgment has been rendered in favor of the Executive and all appeals related to any such action have been exhausted.

     7. NO EMPLOYMENT RIGHTS OR OBLIGATIONS. Nothing contained herein shall confer upon the Executive the right to continue in the employment or service of the Company or affect any right that the Company may have to terminate the employment or service of the Executive at any time for any reason.

     8. BRADLEY GUARANTY. Bradley guarantees the satisfaction of all obligations of, and the full and prompt payment of all amounts payable by, BOLP hereunder. In addition, Bradley guarantees the satisfaction of all obligations of the Company hereunder.

     9. ARBITRATION; OTHER DISPUTES. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Chicago, Illinois, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Notwithstanding the above, should a dispute occur concerning the Executive's mental or physical capacity as described in Subsection 3(a), a doctor selected by the Executive and a doctor selected by the Company shall be entitled to examine the Executive. If the opinion of the Company's doctor and the Executive's doctor conflict, the Company's doctor and the Executive's doctor shall together agree upon a third doctor, whose opinion shall be binding.

     10. LITIGATION AND REGULATORY COOPERATION. During and after the period of employment by the Company, the Executive shall reasonably cooperate with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired while the Executive was employed by the Company; provided, however, that such cooperation shall not materially and adversely affect the Executive or expose the Executive to an increased probability of civil or criminal litigation. The Executive's cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after the Executive's employment, the Executive also shall cooperate fully with the Company in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while Executive was employed by the Company. The Company shall also provide the Executive with compensation on an hourly basis calculated at his final base compensation rate for requested litigation and regulatory cooperation that occurs after his termination of employment, and reimburse the Executive for all costs and expenses incurred in connection with his performance under this Paragraph 10, including, but not limited to, properly documented and reasonable attorneys' fees and costs.

     11. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement of the parties and is intended to supersede all prior negotiations, understandings and agreements with respect to the subject matter hereof. No provision of this Agreement may be waived or changed, except by a writing signed by the party to be charged with such waiver or change.




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


                                                                    Exhibit 10.4
                                                                     Page 4 of 4

     12. SUCCESSORS; BINDING AGREEMENT. This Agreement shall inure to the benefit of, be binding upon and be enforceable by Bradley and BOLP, their successors and assigns and the Executive, and the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     13. NOTICES. All notices provided for in this Agreement shall be in writing, and shall be deemed to have been duly given when delivered personally to the party to receive the same, when given by telex, telegram or mailgram, or when mailed first class postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to receive the same at his or its address above set forth, or such other address as the party to receive the same shall have specified by written notice given in the manner provided for in this
Section 12. All notices shall be deemed to have been given as of the date of personal delivery, transmittal or mailing thereof.

     14. SEVERABILITY. If any provision of this Agreement is determined to be invalid, it shall not affect the validity or enforceability of any of the other remaining provisions hereof. IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                               BRADLEY REAL ESTATE, INC.


                               By:___________________________________


                               BRADLEY OPERATING LIMITED PARTNERSHIP



                               By:  Bradley Real Estate, Inc.
                               Its: General Partner



                               By:___________________________________



                               ______________________________________
                                             Executive
















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